Exhibit 99.1

3190 Fairview Park Drive
Falls Church, VA 22042-4523
www.generaldynamics.com	News

October l5, 2003
Contact: Rob Doolittle
Tel 703 876 3199
Fax 703 876 3186
rdoolitt@generaldynamics.com

General Dynamics Third Quarter
Revenues Increase 35 Percent

•	Significant revenue growth
•	Strong cash flow
•	Increasing backlog

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported 2003 third quarter revenues of $4.4 billion, a 35 percent increase over 2002 third quarter revenues of $3.3 billion. Net earnings in the 2003 third quarter were $262 million, or $1.32 per share on a fully diluted basis, compared with 2002 third quarter net earnings of $268 million, or $1.32 per share fully diluted. The quarter ended September 28.

Sales for the first nine months of 2003 were $11.8 billion, compared with $9.9 billion for the first nine months of 2002, an increase of 19 percent. Net earnings for the first nine months of 2003 were $725 million, or $3.64 per share on a fully diluted basis. Net earnings in the same period for 2002 were $760 million, or $3.74 per share fully diluted.

Net cash provided by operating activities totaled $368 million in the quarter and $826 million year-to-date. Free cash flow, defined as net cash provided by operating activities less capital expenditures, was $320 million in the quarter and $711 million for the first nine months of 2003.

Funded backlog at the 2003 nine-month point is $24.3 billion, and total backlog is $38.7 billion, compared with $21.6 billion and $29.5 billion, respectively, at this point last year.

– more –

“In the quarter, we experienced significant organic sales growth, respectable earnings performance, very strong cash generation and strong order intake resulting in a significant backlog increase,” said Nicholas D. Chabraja, General Dynamics chairman and CEO.

“Earnings were impacted negatively by a significant charge in our Marine Systems group for commercial shipbuilding at NASSCO that was essentially offset by a favorable tax event in the quarter,” said Chabraja.

“The Information Systems and Technology segment continues to perform well with good sales and earnings growth. As expected, the acquisition of Veridian Corporation was completed in the third quarter, and it is quickly being integrated,” said Chabraja. “Another important addition, Digital System Resources was also completed in this period, expanding our depth in support of intelligence customers.”

“Gulfstream’s operating earnings continued the sequential quarter-over-quarter improvement they have been generating through this year, overcoming continuing, albeit diminishing, charges on pre-owned aircraft sales and restructuring costs. Gulfstream continued to improve operations by taking cost out of the business, reducing its inventory of pre-owned aircraft available for sale, and experiencing price stabilization in both pre-owned and new aircraft sales activity,” Chabraja said.

“The Combat Systems group also experienced strong sales and earnings growth. The acquisition of Intercontinental Manufacturing (IMCO) closed in the quarter, broadening our participation in the production of aviation munitions. In addition to the positive effect of adding IMCO, the Combat Systems group benefited significantly from the continued integration of GM Defense, and from increased activity at Santa Barbara Sistemas related to the Leopard tank program,” said Chabraja.

“In addition, the Marine Systems group received the largest single order for submarines ever placed by the United States Navy, boosting its total backlog to $18.6 billion. This gives the group additional opportunities to enhance performance into the next decade,” he said.

– more –

2

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 66,900 people worldwide and anticipates 2003 revenues of approximately $15.5 billion. The company has leading market positions in mission-critical information systems and technologies, land and amphibious combat systems, shipbuilding and marine systems, and business aviation.

Any “Forward-Looking Statements” in this press release as to future results of operations and financial projections reflect the company’s views, but are necessarily subject to risks and uncertainties and no assurances can be given that such expressed or implied results will be achieved. A more complete expression of these risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission, and you are encouraged to review these filings, of which the form 10-K and forms 10-Q may be of particular interest.

WEBCAST INFORMATION: General Dynamics will webcast its third quarter security analyst conference call, scheduled for 11 a.m. Eastern Daylight Time on Wednesday, October 15, 2003. Those accessing the webcast will be able to listen to management’s discussion of the third quarter, as well as the question and answer session with security analysts.

The webcast will be a listen-only audio broadcast, available at www.generaldynamics.com. A Real Audio player or Windows Media™ player is required to access the webcast; information about downloading those players is available on the company’s website. An on-demand replay of the webcast will be available beginning at 2 p.m. on October 15 and will continue for 12 months.

To hear a recording of the conference call by telephone, please call 719 457-0820; passcode 196396. It will be available from 2 p.m. on October 15 until midnight on October 29, 2003.

– more –

3

CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Third Quarter		Variance
	2003	2002	$	%

NET SALES	$4,427	$3,284	$1,143	34.8%
OPERATING COSTS AND EXPENSES	4,070	2,860	(1,210)

OPERATING EARNINGS	357	424	(67)	(15.8)%

Interest, Net	(29)	(11)	(18)
Other Income, Net	(3)	8	(11)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	325	421	(96)	(22.8)%

Provision for Income Taxes	70	143	73

EARNINGS FROM CONTINUING OPERATIONS	$255	$278	$(23)	(8.3)%

Discontinued Operations, Net of Tax	7	(10)	17

NET EARNINGS	$262	$268	$(6)	(2.2)%

EARNINGS PER SHARE — BASIC
Continuing Operations	$1.29	$1.38	$(0.09)	(6.5)%
Discontinued Operations	$0.04	$(0.05)	$0.09

Net Earnings	$1.33	$1.33	$—	0.0%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	197.3	201.6

EARNINGS PER SHARE — DILUTED
Continuing Operations	$1.28	$1.37	$(0.09)	(6.6)%
Discontinued Operations	$0.04	$(0.05)	$0.09

Net Earnings	$1.32	$1.32	$—	0.0%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	199.0	203.1

Exhibit A
(more)

CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Nine Months		Variance
	2003	2002	$	%

NET SALES	$11,783	$9,892	$1,891	19.1%
OPERATING COSTS AND EXPENSES	10,730	8,676	(2,054)

OPERATING EARNINGS	1,053	1,216	(163)	(13.4)%

Interest, Net	(59)	(34)	(25)
Other Income, Net	3	8	(5)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	997	1,190	(193)	(16.2)%

Provision for Income Taxes	279	408	129

EARNINGS FROM CONTINUING OPERATIONS	$718	$782	$(64)	(8.2)%

Discontinued Operations, Net of Tax	7	(22)	29

NET EARNINGS	$725	$760	$(35)	(4.6)%

EARNINGS PER SHARE — BASIC
Continuing Operations	$3.63	$3.88	$(0.25)	(6.4)%
Discontinued Operations	$0.04	$(0.11)	$0.15

Net Earnings	$3.67	$3.77	$(0.10)	(2.7)%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	197.8	201.5

EARNINGS PER SHARE — DILUTED
Continuing Operations	$3.60	$3.85	$(0.25)	(6.5)%
Discontinued Operations	$0.04	$(0.11)	$0.15

Net Earnings	$3.64	$3.74	$(0.10)	(2.7)%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	199.4	203.1

Exhibit B
(more)

NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)
DOLLARS IN MILLIONS

	Third Quarter			Variance
	2003		2002	$	%

NET SALES:
INFORMATION SYSTEMS AND TECHNOLOGY	$1,303		$890	$413	46.4%
COMBAT SYSTEMS	1,048		707	341	48.2%
MARINE SYSTEMS	1,190		863	327	37.9%
AEROSPACE	808		739	69	9.3%
RESOURCES	78		85	(7)	(8.2)%

TOTAL	$4,427		$3,284	$1,143	34.8%

OPERATING EARNINGS:
INFORMATION SYSTEMS AND TECHNOLOGY	$146		$135	$11	8.1%
COMBAT SYSTEMS	117		80	37	46.3%
MARINE SYSTEMS	36		78	(42)	(53.8)%
AEROSPACE	50		100	(50)	(50.0)%
RESOURCES	8		31	(23)	(74.2)%

TOTAL	$357		$424	$(67)	(15.8)%

OPERATING MARGINS:
INFORMATION SYSTEMS AND TECHNOLOGY	11.2%		15.2%
COMBAT SYSTEMS	11.2%		11.3%
MARINE SYSTEMS	3.0%		9.0%
AEROSPACE	6.2%	*	13.5%
RESOURCES	10.3%		36.5%
TOTAL	8.1%		12.9%

*	Aerospace margins were 9.1% in the third quarter of 2003 excluding pre-owned aircraft activity.

Exhibit C
(more)

NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)
DOLLARS IN MILLIONS

	Nine Months			Variance
	2003		2002	$	%

NET SALES:
INFORMATION SYSTEMS AND TECHNOLOGY	$3,450		$2,688	$762	28.3%
COMBAT SYSTEMS	2,879		1,967	912	46.4%
MARINE SYSTEMS	3,149		2,643	506	19.1%
AEROSPACE	2,117		2,382	(265)	(11.1)%
RESOURCES	188		212	(24)	(11.3)%

TOTAL	$11,783		$9,892	$1,891	19.1%

OPERATING EARNINGS:
INFORMATION SYSTEMS AND TECHNOLOGY	$398		$329	$69	21.0%
COMBAT SYSTEMS	328		216	112	51.9%
MARINE SYSTEMS	165		215	(50)	(23.3)%
AEROSPACE	135		394	(259)	(65.7)%
RESOURCES	27		62	(35)	(56.5)%

TOTAL	$1,053		$1,216	$(163)	(13.4)%

OPERATING MARGINS:
INFORMATION SYSTEMS AND TECHNOLOGY	11.5%		12.2%
COMBAT SYSTEMS	11.4%		11.0%
MARINE SYSTEMS	5.2%		8.1%
AEROSPACE	6.4%	*	16.5%
RESOURCES	14.4%		29.2%
TOTAL	8.9%		12.3%

* Aerospace margins were 10.8% in the first three quarters of 2003 excluding pre-owned aircraft activity.

Exhibit D
(more)

PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)
DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Third Quarter		Third Quarter
	2003		2002

Cash	$697		$467

Short-term Debt	$1,234		$1,315

Long-term Debt	3,310		735

Total Debt	$4,544		$2,050

Net Debt	$3,847		$1,583

Shareholders’ Equity	$5,586		$5,121

Debt-to-Equity	81.3%		40.0%

Debt-to-Capital	44.9%		28.6%

Book Value per Share	$28.27		$25.46

	Quarter	Year-to-date	Quarter	Year-to-date
Net Cash Provided by Operating
Activities	$368	$826	$254	$594

Capital Expenditures	(48)	(115)	(46)	(146)

Free Cash Flow (A)	$320	$711	$208	$448

Total Taxes Paid	$47		$85

Depreciation and Depletion	$52		$48

Other Intangible Assets Amortization	16		8

Depreciation, Depletion and Amortization	$68		$56

Company Sponsored R&D (B)	$74		$63

Employment	66,900		53,400

Sales Per Employee	$275,600		$255,100

Shares Outstanding	197,561,240		201,171,150

Weighted Average Shares Outstanding -
Basic	197,310,727		201,627,445
Diluted	199,022,170		203,121,446

(A)	The company’s management believes free cash flow from operations is a measurement that is useful to investors, because it portrays the company’s ability to generate cash from its core businesses. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. The most directly comparable GAAP measure to free cash flow is net cash provided by operating activities.

(B)	Includes IR&D and B&P costs and Gulfstream product development costs.

Exhibit E
(more)

BACKLOG (UNAUDITED)
DOLLARS IN MILLIONS

	Third Quarter 2003

			Total	IDIQ	Total Estimated
	Funded	Unfunded	Backlog	Contract Value (A)	Contract Value

INFORMATION SYSTEMS AND TECHNOLOGY	$5,931	$1,409	$7,340	$6,506	$13,846
COMBAT SYSTEMS	5,569	699	6,268	160	6,428
MARINE SYSTEMS	8,810	9,774	18,584	—	18,584
AEROSPACE	3,831	2,431	6,262	—	6,262
RESOURCES	180	64	244	—	244

TOTAL	$24,321	$14,377	$38,698	$6,666	$45,364

	Second Quarter 2003

			Total	IDIQ	Total Estimated
	Funded	Unfunded	Backlog	Contract Value (A)	Contract Value

INFORMATION SYSTEMS AND TECHNOLOGY	$5,519	$260	$5,779	$5,648	$11,427
COMBAT SYSTEMS	5,889	728	6,617	98	6,715
MARINE SYSTEMS	7,761	3,158	10,919	10	10,929
AEROSPACE	4,128	2,415	6,543	—	6,543
RESOURCES	199	64	263	—	263

TOTAL	$23,496	$6,625	$30,121	$5,756	$35,877

(A)	IDIQ contract value represents management’s estimate of the future contract value under existing indefinite delivery, indefinite quantity contracts. Because the value in these arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, these contracts are recognized in backlog when funded.

AEROSPACE UNIT DELIVERIES (UNAUDITED)

	Third Quarter		Nine Months

	2003	2002	2003	2002

GREEN:
LARGE AIRCRAFT	14	14	37	47
MID-SIZE AIRCRAFT	5	3	16	21

TOTAL	19	17	53	68

COMPLETIONS:
LARGE AIRCRAFT	12	17	37	53
MID-SIZE AIRCRAFT	8	2	13	20

TOTAL	20	19	50	73

PRE-OWNED:	9	9	24	15

Exhibit F
###